Exhibit 10.2

SECOND AMENDMENT

TO

TRANSACTION AGREEMENT

This SECOND AMENDMENT TO TRANSACTION AGREEMENT (this “Amendment”) is entered into as of April 17, 2007 by and between CELSION CORPORATION, a Delaware corporation having its principal place of business at 10220-L Old Columbia Road, Columbia, Maryland 21046 (“Celsion”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation having its principal place of business at One Boston Scientific Place, Natick, Massachusetts 01760 (“BSC”). All capitalized terms that are not otherwise defined herein shall have the meanings assigned to them in the Original Transaction Agreement.

WHEREAS, Celsion and BSC entered into that certain Transaction Agreement, dated as of January 20, 2003 (the “Original Transaction Agreement”), and the First Amendment to Transaction Agreement, dated as of August 8, 2005 (the “First Amendment” and together with the Original Transaction Agreement and all exhibits and schedules thereto, the “Transaction Agreement”), and have agreed to revise certain terms of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celsion and BSC hereby agree as follows:

ARTICLE I

AMENDMENTS TO TRANSACTION AGREEMENT

SECTION 1.01 Amendments to Transaction Agreement. The Transaction Agreement is hereby amended as follows:

(a) The last sentence of SECTION 8.02(b) is hereby deleted and replaced with the following:

The Final Option Notice shall be deemed to have been given upon the execution of the Asset Purchase Agreement by BSC and Celsion.

(b) Exhibit D to the Original Transaction Agreement is hereby deleted and replaced with the form of Asset Purchase Agreement attached as Exhibit A hereto.

ARTICLE II

MISCELLANEOUS

SECTION 2.01 Entire Agreement. This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

SECTION 2.02 Continuing Effect of Transaction Agreement. Except as expressly amended hereby, all of the provisions of the Transaction Agreement are ratified and confirmed and remain in full force and effect. In the event there are any conflicts between the terms of the Transaction Agreement and this Amendment, this Amendment shall control.

SECTION 2.03 One Agreement; References; Fax Signature. The Transaction Agreement, as amended by this Amendment, will be construed as one agreement. All references in any documents to the Transaction Agreement will be deemed to be references to the Transaction Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

SECTION 2.04 Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

SECTION 2.05 Counterparts. This Amendment may be executed in multiple counterparts, each of which, when executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

SECTION 2.06 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

SECTION 2.07 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 2.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

SECTION 2.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 2.10 Agreement. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein.

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IN WITNESS WHEREOF, Celsion and BSC have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CELSION CORPORATION

By:	/s/ Michael H Tardugno
Name:	Michael H Tardugno
Title:	President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
Name:	Lawrence C. Best
Title:	Executive Vice President-Finance and Administration and Chief Financial Officer

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